Exhibit 99.1

Sunnova Reports Strong Third Quarter 2020 Results, Reaffirms 2020 Guidance, And Initiates 2021 Guidance

Third Quarter 2020 Highlights

•Increased total customer count to 98,600 as of September 30, 2020;
•Reaffirmed full-year 2020 guidance; and
•Initiated full-year 2021 guidance.

HOUSTON, October 28, 2020 (NEWSWIRE) - Sunnova Energy International Inc. ("Sunnova") (NYSE: NOVA), one of the leading U.S. residential solar and storage service providers, today announced financial results for the quarter ended September 30, 2020.

"We continue to demonstrate the benefits of our flexible business model and conservative capitalization strategy with our strong third quarter results," said William J. (John) Berger, Chief Executive Officer of Sunnova. "This success is driven by our ability to continue executing and generating high customer growth at attractive customer net margins despite a unique set of macro challenges experienced during 2020.

"We believe we are well-positioned to continue increasing our single customer net margins by further scaling our sales overhead by increasing our nominal per quarter customer growth. Our growth is fueled by the increasing number of dealers and sub-dealers we are partnering with, the growth in the number of services sold to existing customers, and the expansion of services sold to newly acquired customers. All of this growth, plus continued decreases in our cost of capital, will lead to incremental per customer contracted values, which will in turn provide further increases to long term recurring operating cash flows."

Mr. Berger added, "As weather driven instability of regional power grids becomes increasingly intolerable for consumers and the integration of new technologies behind the meter grows, energy service providers like Sunnova will become even more attractive to homeowners. Driven by these rapid changes in technology, and a growing consumer appetite for cleaner, more reliable, and less expensive energy, Sunnova is well positioned to become the leading wireless power provider that consumers choose to power their energy independence."

Third Quarter 2020 Results

Revenue increased to $50.2 million, or by $13.6 million, in the three months ended September 30, 2020 compared to the three months ended September 30, 2019. Revenue increased to $122.8 million, or by $24.9 million, in the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019. These increases were primarily the result of an increase in the number of customers served.

Total operating expense, net increased to $48.5 million, or by $6.0 million, in the three months ended September 30, 2020 compared to the three months ended September 30, 2019. This increase was primarily the result of an increase in the number of customers served and greater depreciation expense.

Total operating expense, net increased to $140.6 million, or by $29.5 million, in the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019. This increase was primarily the result of an increase in the number of customers served, greater depreciation expense, and higher period-over-period general and administrative expenses due to the hiring of personnel to support growth.

Adjusted Operating Expense increased to $24.8 million, or by $4.0 million, in the three months ended September 30, 2020 compared to the three months ended September 30, 2019. This increase was primarily the result of an increase in the number of customers served.

Adjusted Operating Expense increased to $73.2 million, or by $12.8 million, in the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019. This increase was primarily the result of an increase in the number of customers served and higher period-over-period general and administrative expenses due to the hiring of personnel to support growth.

Sunnova incurred a net loss of $73.3 million for the three months ended September 30, 2020 compared to a net loss of $34.4 million for the three months ended September 30, 2019. This larger net loss was primarily the result of a loss on the extinguishment of debt from the select conversion of convertible notes for common stock in the third quarter of 2020.

Sunnova incurred a net loss of $179.0 million for the nine months ended September 30, 2020 compared to a net loss of $119.7 million for the nine months ended September 30, 2019. This larger net loss was primarily the result of a loss on the extinguishment of debt from the select conversion of convertible notes for common stock in the third quarter of 2020 and higher net interest expense.

Adjusted EBITDA was $25.4 million for the three months ended September 30, 2020 compared to $15.9 million for the three months ended September 30, 2019, an increase of $9.5 million. Customer principal (net of amounts recorded in revenue) and interest payments received from solar loans increased to $9.2 million and $5.9 million, respectively, for the three months ended September 30, 2020, or by $4.9 million and $2.8 million, respectively, compared to the three months ended September 30, 2019. Adjusted EBITDA was $49.6 million for the nine months ended September 30, 2020 compared to $37.5 million for the nine months ended September 30, 2019, an increase of $12.1 million. Customer principal (net of amounts recorded in revenue) and interest payments received from solar loans increased to $23.1 million and $16.9 million, respectively, for the nine months ended September 30, 2020, or by $10.1 million and $8.7 million, respectively, compared to the nine months ended September 30, 2019. These overall increases were primarily driven by customer growth increasing at a faster rate than expenses.

Net cash used in operating activities was relatively unchanged at $18.9 million for the three months ended September 30, 2020 compared to $18.8 million for the three months ended September 30, 2019.

Net cash used in operating activities was $101.8 million for the nine months ended September 30, 2020 compared to $74.5 million for the nine months ended September 30, 2019. This increase was primarily the result of an increase in purchases of inventory and prepaid inventory with net outflows of $22.1 million in 2020 compared to $8.2 million in 2019 and an increase in realized loss on interest rate swaps of $26.0 million due to the termination of certain debt facilities in 2020, offset by decreased payments to dealers for exclusivity and other bonus arrangements with net outflows of $24.4 million in 2020 compared to $31.7 million in 2019.

Adjusted Operating Cash Flow was $1.8 million in the three months ended September 30, 2020 compared to $(2.4) million for the three months ended September 30, 2019. Adjusted Operating Cash Flow was $0.5 million in the nine months ended September 30, 2020 compared to $(12.9) million for the nine months ended September 30, 2019. These increases were primarily the result of customer growth increasing at a faster rate than cash expenditures.

Liquidity & Capital Resources

As of September 30, 2020, Sunnova had total cash of $211.7 million, including restricted and unrestricted cash.

2020 Guidance

Management reaffirms existing full-year 2020 guidance.

•Customer additions of 28,000 - 30,000;
•Adjusted EBITDA of $58 million - $62 million;
•Customer principal payments received from solar loans, net of amounts recorded in revenue of $32 million - $36 million;
•Customer interest payments received from solar loans of $17 million - $21 million;
•Adjusted Operating Cash Flow of $10 million - $20 million; and
•Recurring Operating Cash Flow of $(20) million - $(5) million.

2021 Guidance

Management initiates full-year 2021 guidance.

•Customer additions of 42,000 - 48,000;
•Adjusted EBITDA of $77 million - $83 million;
•Customer principal payments received from solar loans, net of amounts recorded in revenue of $57 million - $63 million;
•Customer interest payments received from solar loans of $28 million - $34 million;
•Adjusted Operating Cash Flow of $20 million - $30 million; and

•Recurring Operating Cash Flow of $(15) million - $5 million.

Non-GAAP Financial Measures

We present our operating results in accordance with accounting principles generally accepted in the U.S. ("GAAP"). We believe certain financial measures, such as Adjusted EBITDA, Adjusted Operating Expense, Adjusted Operating Cash Flow, and Recurring Operating Cash Flow, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our business. We use Adjusted EBITDA and Adjusted Operating Expense as performance measures, and believe investors and securities analysts also use Adjusted EBITDA and Adjusted Operating Expense in evaluating our performance. While Adjusted EBITDA effectively captures the operating performance of our leases and PPAs, it only reflects the service portion of the operating performance under our loan agreements. Therefore, we separately show customer P&I payments. Adjusted EBITDA is also used by our management for internal planning purposes, including our consolidated operating budget, and by our board of directors in setting performance-based compensation targets. We use Adjusted Operating Cash Flow and Recurring Operating Cash Flow as liquidity measures and believe Adjusted Operating Cash Flow and Recurring Operating Cash Flow are supplemental financial measures useful to management, analysts, investors, lenders and rating agencies as an indicator of our ability to internally fund origination activities, service or incur additional debt and service our contractual obligations. We believe investors and analysts will use Adjusted Operating Cash Flow and Recurring Operating Cash Flow to evaluate our liquidity and ability to service our contractual obligations. Further, we believe that Recurring Operating Cash Flow allows investors to analyze our ability to service the debt and customer obligations associated with our in-service assets. However, Adjusted Operating Cash Flow and Recurring Operating Cash Flow have limitations as analytical tools because they do not account for all future expenditures and financial obligations of the business or reflect unforeseen circumstances that may impact our future cash flows, all of which could have a material effect on our financial condition and results of operations. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under GAAP, can be used both to better assess our business from period to period and to better assess our business against other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Our calculation of these non-GAAP financial measures may differ from similarly-titled non-GAAP measures, if any, reported by other companies. In addition, other companies may not publish these or similar measures. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with GAAP. Sunnova is unable to reconcile projected Adjusted EBITDA, Adjusted Operating Expense, Adjusted Operating Cash Flow, and Recurring Operating Cash Flow to the most comparable financial measures calculated in accordance with GAAP because of fluctuations in interest rates and their impact on our unrealized and realized interest rate hedge gains or losses. Sunnova provides a range for the forecasts of Adjusted EBITDA, Adjusted Operating Expense, Adjusted Operating Cash Flow, and Recurring Operating Cash Flow to allow for the variability in the timing of cash receipts and disbursements, customer utilization of our assets, and the impact on the related reconciling items, many of which interplay with each other. Therefore, the reconciliation of projected Adjusted EBITDA, Adjusted Operating Expense, Adjusted Operating Cash Flow, and Recurring Operating Cash Flow to projected net income (loss), total operating expense, or net cash provided by (used in) operating activities, as the case may be, is not available without unreasonable effort.

Third Quarter 2020 Financial and Operational Results Conference Call Information

Sunnova is hosting a conference call for analysts and investors to discuss its third quarter 2020 results at 8:30 a.m. Eastern Time, on October 29, 2020. To register for this conference call, please use the link http://www.directeventreg.com/registration/event/9279307.

After registering, a confirmation will be sent through email, including dial-in details and unique conference call codes for entry. To ensure you are connected for the full call we suggest registering at a minimum 10 minutes before the start of the call. A replay will be available two hours after the call and can be accessed by dialing 800-585-8367, or for international callers, 416-621-4642. The conference ID for the live call and the replay is 9279307. The replay will be available until November 11, 2020.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of Sunnova’s website at www.sunnova.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Sunnova’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "could,"

"intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Sunnova’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding our liquidity position and its ability to support our growth, our level of growth, our ability to handle macro challenges, our ability to manage costs, the ability to achieve our 2020 and 2021 operational and financial targets, and references to future rate of customer and dealer additions, Adjusted EBITDA, customer P&I payments from solar loans, Recurring Operating Cash Flow and Adjusted Operating Cash Flow. Sunnova’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks regarding our ability to forecast our business due to our limited operating history, the effects of the coronavirus pandemic on our business and operations, results of operations and financial position, our competition, fluctuations in the solar and home-building markets, availability of capital, our ability to attract and retain dealers and customers and manage our dealer and strategic partner relationships. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Sunnova’s filings with the Securities and Exchange Commission, including Sunnova’s annual report on Form 10-K for the year ended December 31, 2019. The forward-looking statements in this release are based on information available to Sunnova as of the date hereof, and Sunnova disclaims any obligation to update any forward-looking statements, except as required by law.

About Sunnova

Sunnova Energy International Inc. (NYSE: NOVA) is a leading residential solar and energy storage service provider with customers across the U.S. and its territories. Sunnova's goal is to be the source of clean, affordable and reliable energy with a simple mission: to power energy independence so that homeowners have the freedom to live life uninterruptedTM.

SUNNOVA ENERGY INTERNATIONAL INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts and share par values)

	As of September 30, 2020	As of December 31, 2019
Assets
Current assets:
Cash	$84,635	$83,485
Accounts receivable—trade, net	11,799	10,672
Accounts receivable—other	13,354	6,147
Other current assets, net of allowance of $591 and $112 as of September 30, 2020 and December 31, 2019, respectively	199,637	174,016
Total current assets	309,425	274,320

Property and equipment, net	2,172,727	1,745,060
Customer notes receivable, net of allowance of $14,177 and $979 as of September 30, 2020 and December 31, 2019, respectively	428,586	297,975
Other assets	243,548	169,712
Total assets (1)	$3,154,286	$2,487,067

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities:
Accounts payable	$29,288	$36,190
Accrued expenses	27,944	39,544
Current portion of long-term debt	109,729	97,464
Other current liabilities	18,572	21,804
Total current liabilities	185,533	195,002

Long-term debt, net	1,795,039	1,346,419
Other long-term liabilities	162,395	127,406
Total liabilities (1)	2,142,967	1,668,827

Redeemable noncontrolling interests	135,847	127,129

Stockholders' equity:
Common stock, 91,125,076 and 83,980,885 shares issued as of September 30, 2020 and December 31, 2019, respectively, at $0.0001 par value	9	8
Additional paid-in capital—common stock	1,198,680	1,007,751
Accumulated deficit	(476,095)	(361,824)
Total stockholders' equity	722,594	645,935
Noncontrolling interests	152,878	45,176
Total equity	875,472	691,111
Total liabilities, redeemable noncontrolling interests and equity	$3,154,286	$2,487,067

(1) The consolidated assets as of September 30, 2020 and December 31, 2019 include $1,254,660 and $790,211, respectively, of assets of variable interest entities ("VIEs") that can only be used to settle obligations of the VIEs. These assets include cash of $12,396 and $7,347 as of September 30, 2020 and December 31, 2019, respectively; accounts receivable—trade, net of $2,719 and $1,460 as of September 30, 2020 and December 31, 2019, respectively; accounts receivable—other of $903 and $4 as of September 30, 2020 and December 31, 2019, respectively; other current assets of $131,242 and $47,606 as of September 30, 2020 and December 31, 2019, respectively; property and equipment, net of $1,094,801 and $726,415 as of September 30, 2020 and December 31, 2019, respectively; and other assets of $12,599 and $7,379 as of September 30, 2020 and December 31, 2019, respectively. The consolidated liabilities as of September 30, 2020 and December 31, 2019 include $20,227 and $13,440, respectively, of liabilities of VIEs whose creditors have no recourse to Sunnova Energy International Inc. These liabilities include accounts payable of $2,133 and $1,926 as of September 30, 2020 and December 31, 2019, respectively; accrued expenses of $603 and $35 as of September 30, 2020 and December 31, 2019, respectively; other current liabilities of $277 and $612 as of September 30, 2020 and December 31, 2019, respectively; and other long-term liabilities of $17,214 and $10,867 as of September 30, 2020 and December 31, 2019, respectively.

SUNNOVA ENERGY INTERNATIONAL INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$50,177	$36,615	$122,796	$97,942

Operating expense:
Cost of revenue—depreciation	15,113	10,942	42,120	30,820
Cost of revenue—other	1,403	1,186	5,315	2,914
Operations and maintenance	3,469	1,925	8,614	6,468
General and administrative	28,549	28,509	84,575	70,984
Other operating income	(6)	(49)	(28)	(129)
Total operating expense, net	48,528	42,513	140,596	111,057

Operating income (loss)	1,649	(5,898)	(17,800)	(13,115)

Interest expense, net	29,954	30,884	127,804	99,855
Interest expense, net—affiliates	—	701	—	4,098
Interest income	(5,999)	(3,407)	(17,299)	(8,868)
Loss on extinguishment of long-term debt, net	50,721	—	50,721	—
Loss on extinguishment of long-term debt, net—affiliates	—	—	—	10,645
Other (income) expense	91	293	(175)	827
Loss before income tax	(73,118)	(34,369)	(178,851)	(119,672)

Income tax expense	176	—	176	—
Net loss	(73,294)	(34,369)	(179,027)	(119,672)
Net income (loss) attributable to redeemable noncontrolling interests and noncontrolling interests	(9,113)	3,221	(18,513)	7,170
Net loss attributable to stockholders	(64,181)	(37,590)	(160,514)	(126,842)
Dividends earned on Series A convertible preferred stock	—	—	—	(19,271)
Dividends earned on Series C convertible preferred stock	—	—	—	(5,454)
Net loss attributable to common stockholders—basic and diluted	$(64,181)	$(37,590)	$(160,514)	$(151,567)

Net loss per share attributable to common stockholders—basic and diluted	$(0.73)	$(0.62)	$(1.88)	$(5.77)
Weighted average common shares outstanding—basic and diluted	87,768,712	60,890,129	85,276,841	26,245,493

SUNNOVA ENERGY INTERNATIONAL INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(179,027)	$(119,672)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	47,811	34,987
Impairment and loss on disposals, net	1,768	1,236
Amortization of deferred financing costs	6,781	8,795
Amortization of debt discount	12,205	2,027
Non-cash effect of equity-based compensation plans	8,389	6,974
Non-cash payment-in-kind interest on loan	780	—
Non-cash payment-in-kind interest on loan—affiliates	—	2,716
Unrealized loss on derivatives	2,755	30,262
Unrealized (gain) loss on fair value option instruments	(165)	97
Loss on extinguishment of long-term debt, net	50,721	—
Loss on extinguishment of long-term debt, net—affiliates	—	10,645
Other non-cash items	10,566	4,637
Changes in components of operating assets and liabilities:
Accounts receivable	(2,785)	(8,006)
Other current assets	(10,688)	(11,753)
Other assets	(32,541)	(37,787)
Accounts payable	(3,274)	5,156
Accrued expenses	(8,566)	(2,455)
Other current liabilities	(2,781)	75
Long-term debt—paid-in-kind—affiliates	—	(719)
Other long-term liabilities	(3,745)	(1,753)
Net cash used in operating activities	(101,796)	(74,538)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(439,855)	(299,199)
Payments for investments and customer notes receivable	(180,725)	(104,391)
Proceeds from customer notes receivable	25,028	14,072
State utility rebates and tax credits	327	401
Other, net	950	(584)
Net cash used in investing activities	(594,275)	(389,701)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	1,182,912	588,153
Payments of long-term debt	(667,670)	(318,855)
Proceeds of long-term debt from affiliates	—	15,000
Payments of long-term debt to affiliates	—	(56,236)
Payments on notes payable	(3,017)	(2,177)
Payments of deferred financing costs	(18,317)	(10,435)
Payments of debt discounts	(3,132)	(1,084)
Proceeds from issuance of common stock, net	4,269	164,695
Proceeds from equity component of debt instrument, net	73,657	—
Proceeds from issuance of convertible preferred stock, net	—	(2,510)
Contributions from redeemable noncontrolling interests and noncontrolling interests	197,360	119,372
Distributions to redeemable noncontrolling interests and noncontrolling interests	(4,484)	(6,289)
Payments of costs related to redeemable noncontrolling interests and noncontrolling interests	(4,108)	(3,155)
Other, net	(1)	(15)
Net cash provided by financing activities	757,469	486,464
Net increase in cash and restricted cash	61,398	22,225
Cash and restricted cash at beginning of period	150,291	87,046
Cash and restricted cash at end of period	211,689	109,271
Restricted cash included in other current assets	(54,096)	(16,688)
Restricted cash included in other assets	(72,958)	(41,557)
Cash at end of period	$84,635	$51,026

Key Financial and Operational Metrics

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in thousands)
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(73,294)	$(34,369)	$(179,027)	$(119,672)
Interest expense, net	29,954	30,884	127,804	99,855
Interest expense, net—affiliates	—	701	—	4,098
Interest income	(5,999)	(3,407)	(17,299)	(8,868)
Income tax expense	176	—	176	—
Depreciation expense	16,997	12,348	47,811	34,987
Amortization expense	8	8	24	20
EBITDA	(32,158)	6,165	(20,511)	10,420
Non-cash compensation expense (1)	2,345	5,980	8,389	8,251
ARO accretion expense	564	349	1,577	989
Financing deal costs	1,819	60	3,506	1,028
Natural disaster losses and related charges, net	—	54	31	54
IPO costs	—	1,758	—	3,804
Loss on extinguishment of long-term debt, net	50,721	—	50,721	—
Loss on extinguishment of long-term debt, net—affiliates	—	—	—	10,645
Unrealized (gain) loss on fair value option instruments	91	(437)	(165)	97
Realized loss on fair value option instruments	—	730	—	730
Amortization of payments to dealers for exclusivity and other bonus arrangements	488	241	1,235	255
Legal settlements	—	967	—	1,260
Provision for current expected credit losses	1,544	—	4,824	—
Adjusted EBITDA	$25,414	$15,867	$49,607	$37,533

(1)    Amount includes non-cash effect of equity-based compensation plans of $2.3 million and $6.0 million for the three months ended September 30, 2020 and 2019, respectively, and $8.4 million and $7.0 million for the nine months ended September 30, 2020 and 2019, respectively, and partial forgiveness of a loan to an executive officer used to purchase our capital stock of $1.3 million for the nine months ended September 30, 2019.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in thousands)
Interest income from customer notes receivable	$5,939	$3,136	$16,879	$8,156
Principal proceeds from customer notes receivable, net of related revenue	$9,185	$4,333	$23,104	$12,986

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in thousands)
Reconciliation of Net Cash Used in Operating Activities to Adjusted Operating Cash Flow:
Net cash used in operating activities	$(18,868)	$(18,844)	$(101,796)	$(74,538)
Principal proceeds from customer notes receivable	9,938	4,736	25,028	14,072
Financed insurance payments	(566)	(1,929)	(3,017)	(2,177)
Derivative breakage fees from financing structure changes	—	—	36,894	12,080
Distributions to redeemable noncontrolling interests and noncontrolling interests	(1,884)	(1,146)	(4,484)	(6,289)
Payments to dealers for exclusivity and other bonus arrangements	7,660	9,733	24,391	31,733
Net inventory and prepaid inventory purchases	4,063	1,036	22,065	8,183
Payments of non-capitalized costs related to IPO	—	4,060	—	4,060
Payments of non-capitalized costs related to equity offerings	1,420	—	1,420	—
Adjusted Operating Cash Flow	$1,763	$(2,354)	$501	$(12,876)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in thousands, except per customer data)
Reconciliation of Total Operating Expense, Net to Adjusted Operating Expense:
Total operating expense, net	$48,528	$42,513	$140,596	$111,057
Depreciation expense	(16,997)	(12,348)	(47,811)	(34,987)
Amortization expense	(8)	(8)	(24)	(20)
Non-cash compensation expense	(2,345)	(5,980)	(8,389)	(8,251)
ARO accretion expense	(564)	(349)	(1,577)	(989)
Financing deal costs	(1,819)	(60)	(3,506)	(1,028)
Natural disaster losses and related charges, net	—	(54)	(31)	(54)
IPO costs	—	(1,758)	—	(3,804)
Amortization of payments to dealers for exclusivity and other bonus arrangements	(488)	(241)	(1,235)	(255)
Legal settlements	—	(967)	—	(1,260)
Provision for current expected credit losses	(1,544)	—	(4,824)	—
Adjusted Operating Expense	$24,763	$20,748	$73,199	$60,409
Adjusted Operating Expense per weighted average customer	$261	$295	$827	$914

	As of September 30, 2020	As of December 31, 2019
Number of customers	98,600	78,600

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Weighted average number of customers (excluding loan agreements)	80,200	61,500	75,200	58,300
Weighted average number of customers with loan agreements	14,800	8,900	13,300	7,800
Weighted average number of customers	95,000	70,400	88,500	66,100

	As of September 30, 2020	As of December 31, 2019
	(in millions, except per customer data)
Estimated gross contracted customer value	$2,424	$1,879
Estimated gross contracted customer value per customer	$24,578	$23,906

Key Terms for Our Key Metrics and Non-GAAP Financial Measures

Estimated Gross Contracted Customer Value. Estimated gross contracted customer value as of a specific measurement date represents the sum of the present value of the remaining estimated future net cash flows we expect to receive from existing customers during the initial contract term of our leases and power purchase agreements ("PPAs"), which are typically 25 years in length, plus the present value of future net cash flows we expect to receive from the sale of related solar renewable energy certificates ("SRECs"), either under existing contracts or in future sales, plus the carrying value of outstanding customer loans on our balance sheet. From these aggregate estimated initial cash flows, we subtract the present value of estimated net cash distributions to redeemable noncontrolling interests and noncontrolling interests and estimated operating, maintenance and administrative expenses associated with the solar service agreements. These estimated future cash flows reflect the projected monthly customer payments over the life of our solar service agreements and depend on various factors including but not limited to solar service agreement type, contracted rates, expected sun hours and the projected production capacity of the solar equipment installed. For the purpose of calculating this metric, we discount all future cash flows at 6%.

Number of Customers. We define number of customers to include each customer that is party to an in-service solar service agreement. For our leases, PPAs and loan agreements, in-service means the related solar energy system and, if applicable, energy storage system, must have met all the requirements to begin operation and be interconnected to the electrical grid. For our Sunnova Protect services, in-service means the customer’s solar energy system must have met the requirements to have the service activated. We do not include in our number of customers any customer under a lease, PPA or loan agreement that has reached mechanical completion but has not received permission to operate from the local utility or for whom we have terminated the contract and removed the solar energy system. We also do not include in our number of customers any customer of our Sunnova Protect services that has been in default under his or her solar service agreement in excess of six months. We track the total number of customers as an indicator of our historical growth and our rate of growth from period to period.

Weighted Average Number of Customers. We calculate the weighted average number of customers based on the number of months a given customer is in-service during a given measurement period. The weighted average customer count reflects the number of customers at the beginning of a period, plus the total number of new customers added in the period adjusted by a factor that accounts for the partial period nature of those new customers. For purposes of this calculation, we assume all new customers added during a month were added in the middle of that month. We track the weighted average customer count in order to accurately reflect the contribution of the appropriate number of customers to key financial metrics over the measurement period.

Definitions of Non-GAAP Measures

Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) plus net interest expense, depreciation and amortization expense, income tax expense, financing deal costs, natural disaster losses and related charges, net, amortization of payments to dealers for exclusivity and other bonus arrangements, legal settlements and excluding the effect of certain non-recurring items we do not consider to be indicative of our ongoing operating performance such as, but not limited to, costs of our initial public offering ("IPO"), losses on unenforceable contracts, losses on extinguishment of long-term debt, realized and unrealized gains and losses on fair value option instruments and other non-cash items such as non-cash compensation expense, asset retirement obligation ("ARO") accretion expense and provision for current expected credit losses.

Adjusted Operating Cash Flow. We define Adjusted Operating Cash Flow as net cash used in operating activities plus principal proceeds from customer notes receivable, financed insurance payments and distributions to redeemable noncontrolling interests and noncontrolling interests less derivative breakage fees from financing structure changes, payments to dealers for exclusivity and other bonus arrangements, net inventory and prepaid inventory (sales) purchases and payments of non-capitalized costs related to our IPO and equity offerings.

Adjusted Operating Expense. We define Adjusted Operating Expense as total operating expense less depreciation and amortization expense, financing deal costs, natural disaster losses and related charges, net, amortization of payments to dealers for exclusivity and other bonus arrangements, legal settlements and excluding the effect of certain non-recurring items we do not consider to be indicative of our ongoing operating performance such as, but not limited to, costs of our IPO, losses on unenforceable contracts and other non-cash items such as non-cash compensation expense, ARO accretion expense and provisions for current expected credit losses.

Recurring Operating Cash Flow. We define Recurring Operating Cash Flow as Adjusted Operating Cash Flow less principal payments on our securitizations and corporate capital expenditures, plus sales-related and sales-allocated cash operating expenses and interest expense from our credit warehouses and inventory facility.

Contacts

Rodney McMahan - Investors
Kelsey Hultberg - Media
IR@sunnova.com
877-770-5211